EXHIBIT  23.2


                CONSENT OF NETHERLAND SEWELL AND ASSOCIATES INC.

We hereby consent to the incorporation by reference of the statements of reserves and references to us appearing in the Annual Report on Form 10-K of Infinity, Inc. for the year ended December 31, 2003 in the following Registration Statements:

     Form     SEC  File  Number     Description
     ----     ---------------     ------------

     S-8      33-90878            Stock  option  plan
     S-8      333-31950           1999  stock  option  plan
     S-8      333-44898           2000  stock  option  plan
     S-8      333-71590           2001  stock  option  plan
     S-8      333-96691           2002  stock  option  plan
     S-3      333-52742           Selling  shareholders
     S-3      333-69292           8%  Convertible  notes
     S-8      333-96671           7%  Convertible  notes
     S-8      333-107838          2003  stock  option  plan




                               By:  /s/ Netherland Sewell and Associates, Inc.
                                   -------------------------------------------
                               Name:  Netherland  Sewell  and  Associates,  Inc.

Denver,  Colorado
April  14,  2004


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